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                                                                    Exhibit 10.3


                    THE SOURCE INFORMATION MANAGEMENT COMPANY
              AMENDED AND RESTATED 1995 INCENTIVE STOCK OPTION PLAN

     1.   PURPOSE OF THE PLAN

     The Source Information Management Company 1995 Incentive Stock Option Plan ("Plan") is intended to provide additional incentive to certain valued and trusted employees of The Source Information Management Company, a Missouri corporation (the "Company"), by encouraging them to acquire shares of the $.01 par value Common Stock of the Company (the "Stock") through options to purchase Stock granted under the Plan ("Options"). The purpose for granting such Options and making the purchase of the Stock possible is to increase the proprietary interest of such employees in the business of the Company and provide them with an increased personal interest in the continued success and progress of the Company. The intended result is to promote the interests of both the Company and its shareholders.

     Options granted under the Plan may be either Options intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQSOs"). Each employee granted an Option will receive and be required to accept a Stock Option Agreement with the Company (the "Option Agreement"), which sets forth the terms and conditions of the Option, in accordance with this Plan.


     2.   ADMINISTRATION OF PLAN

     The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company ("Board"), to be composed of at least two (2) members. Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation. Each member of the Committee shall serve at the pleasure of the Board. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. If there are less than two members of the Board who qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, then the full Board shall be deemed to be the administrators of the Plan and shall be endowed with all of the rights and responsibilities attributed to the Committee herein:

     The Committee shall have the sole power:

     (a) subject to the provisions of the Plan, to grant Options; to determine the type of Option (NQSO or ISO); to determine the terms and conditions of all Options; to construe and interpret the Plan and Options granted under it; to determine the time or times an Option may be exercised, the number of shares as to which an Option may be exercised at any one time, and when an Option may terminate; to establish, amend and revoke rules and regulations relating to the Plan and its administration; and to correct any defect supply any omission, or reconcile any inconsistency in the Plan, or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Committee shall be conclusive and binding on all Optionees and on their legal representatives and beneficiaries; and

     (b) to determine all questions of policy and expediency that may arise in the administration of the Plan and generally exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

     The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee. All expenses and liabilities incurred by the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Board, the Company and the officers and employees of the Company shall be entitled to


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rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Committee of any provision of the Plan and any determination by the Committee under any provision of the Plan shall be final and conclusive for all purposes. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.


     3.   SHARES SUBJECT TO THE PLAN

     Subject to the provisions of paragraph 13, the Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate Two Million Seven Hundred Seventy Thousand Six Hundred Sixty-One (2,770,661) shares of $.01 par value Common Stock of the Company. If any Options granted under the Plan terminate, expire or are surrendered without having been exercised in full, the number of shares of Stock not purchased under such Options shall be available again for the purpose of the Plan. The Stock to be offered for purchase upon the grant of an Option may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.


     4.   PERSONS ELIGIBLE FOR OPTIONS

     All employees of the Company who are not members of the Committee shall be eligible to receive the grant of Options under the Plan. The Committee shall determine the employees to whom Options shall be granted, the time or times such Options shall be granted. the number of shares to be subject to each Option and the times when each Option may be exercised. The Committee shall seek information, advice and recommendations from management to assist the Committee in its independent determination as to the employees to whom Options shall be granted. An employee who has been granted an Option (an "Optionee"), if he or she is otherwise eligible, may be granted additional Options.


     5.   PURCHASE PRICE

     The purchase price of each share of Stock covered by each Option ("Purchase Price") shall not be less than one hundred percent (100%) of the Fair Market Value Per Share (as defined below) of the Stock on the date the Option is granted. However, if and when an ISO is granted the Optionee receiving the ISO owns or will be considered to own, by reason of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of the Stock covered by the ISO shall not be less than one hundred and ten percent (110%) of the Fair Market Value Per Share of the Stock on the date the ISO is granted.

     "Fair Market Value Per Share" of the Stock shall mean: (i) if the Stock is traded only otherwise than on a securities exchange and is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the closing quoted selling price of the Stock on the date of grant of the Option. as reported by the Wall Street Journal; (ii) if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock on the date of grant of the Option, as reported in the Wall Street Journal; or (iii) if the Stock is traded only otherwise than on a securities exchange and is not quoted on NASDAQ, the closing quoted selling price of the Stock on the date of grant of the Option as quoted in the "pink sheets" published by the National Daily Quotation Bureau. In any case, if there were no sales of the Stock on the date of the grant of an Option, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.


     6.   DURATION OF OPTIONS

     Any outstanding Option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) the cessation of the employment or engagement of the Optionee by the Company for any reason other than retirement (under normal Company policies), death or disability; (ii) the


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date which is three months following the effective date of the Optionee's retirement from the Company's service; (iii) the date which is one year following the date on which the Optionee's service with the Company ceases due to death or disability; (iv) the date of expiration of the Option determined by the Committee at the time the Option is granted and specified in such Option; or
(v) the tenth (10th) annual anniversary date of the granting of the Option, or, if and when an ISO is granted the Optionee owns (or would be considered to own by reason of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then on the fifth (5th) such anniversary. However, the Committee shall have the right, but not the obligation, to extend the expiration of the Options held by an Optionee whose service with the Company has ceased for any reason to the end of their original terms, notwithstanding that such Options may no longer qualify as ISOs under the Code.


     7.   EXERCISE OF OPTIONS

     (a) An Option may be exercisable in installments or otherwise upon such terms as the Committee shall determine when the Option is granted.

     (b) No Option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would create a right of recovery for "short-swing profits" under Section 16(b) of the Securities Exchange Act of 1934.

     (c) No Option will become exercisable if the exercisability of such Option would cause the aggregate fair market value (as determined at the time of grant in accordance with the provisions of paragraph 5 hereof) of the Stock with respect to which Option issued by the Company are first exercisable during such calendar year to exceed $100,000. If the grant of an Option hereunder would cause a violation of the foregoing limitation, the exercisability of the portion of the Option granted hereunder shall be reduced to the extent necessary such that no violation of the foregoing limitation will occur. Any Option with respect to which exercisability has been deferred shall become first exercisable on the first day of the calendar year in which such exercisability would not cause a violation of the limitations contained in Section 422(b)(7) of the Code; provided, however, if the exercisability is required to be deferred beyond the expiration of such Option, the grant of such Option shall be null and void.


     8.   METHOD OF EXERCISE

     (a) When the right to purchase shares accrues, Options may be exercised by giving written notice to the Company stating the number of shares for which the Option is being exercised, accompanied by payment in full by cash or its equivalent, as is acceptable to the Company, of the purchase price for the shares being purchased. The Company shall issue a separate certificate or certificates of Stock for each Option exercised by an Optionee.

     (b) In the Committee's discretion, determined at the time an Option is granted, payment of the purchase price for shares may be made in whole or in part with other shares of Stock of the Company which are free and clear of all liens and encumbrances. The value of the shares of Stock tendered in payment for the shares being purchased shall be the Fair Market Value Per Share on the date of the Optionee's notice of exercise.

     (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of any shares for such period as may be required for the Company, with reasonable diligence, to comply with any applicable listing requirements of any national securities exchange or the National Association of Securities Dealers, Inc. or any Federal, state or local law. If the Optionee, or other person entitled to exercise an Option, fails to timely accept delivery of and pay for the shares specified in such notice, the Committee shall have the right to terminate the Option and the exercise thereof with respect to such shares.


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     9.   NONTRANSFERABILITY OF OPTIONS

     No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by Will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee.


     10.  CONTINUANCE OF EMPLOYMENT

     Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of employment by the Company or interfere in any way with the right of the Company (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the granting of any Option.


     11.  RESTRICTIONS ON SHARES

     If the Company shall be advised by counsel that certain requirements under Federal or state securities laws must be met before Stock may be issued under the Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for the failure to issue Stock under any exercise of Options because of any delay while such requirements are being met or the inability of the Company to comply with such requirements.


     12.  PRIVILEGE OF STOCK OWNERSHIP

     No person entitled to exercise any Option granted under the Plan shall have the rights or privileges of a stockholder of the Company for any shares of Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such person becomes the holder of record, except as provided in paragraph 13.

     13.  ADJUSTMENT

     (a) If the number of outstanding shares of Stock are increased or decreased, or such shares are exchanged for a different number or kind of shares or securities of the Company, through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Stock subject to the Plan, as provided in paragraph 3, and the shares of Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

     (b) Notwithstanding paragraph (a), upon: (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations in which the, Company is not the surviving corporation, (iii) a sale of substantially all of the assets of the Company or
(iv) the transfer of more than 80% of the then outstanding Stock of the Company to another entity or person, in a single transaction or series of transactions, the Board shall accelerate the time in which any outstanding Options granted under the Plan may be exercised to a time prior to the consummation of the transaction, and the Plan shall terminate upon such consummation of the transaction. However, the acceleration of the time of exercise of such Options and the termination of the Plan shall not occur if provision is made in writing in connection with the transaction, in a manner acceptable to the Board, for:
(A) the continuance of the Plan and assumption of outstanding Options, or (B) the substitution for such Options of new options to purchase the stock of a successor corporation (or parent or subsidiary thereof), with appropriate adjustments as to number and kind of shares and option price. The Board of Directors shall have the authority to amend this paragraph to provide for a requirement that a successor corporation assume any outstanding Options.


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     (c) Adjustments under this paragraph 13 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan or in connection with any such adjustment.


     14.  INVESTMENT PURPOSE

     Each Option granted hereunder may be issued on the condition that any purchase of Stock by the exercise of an Option which is not the subject of a registration statement permitting the sale or other distribution thereof shall be for investment purposes and not with a view to resale or distribution (the "Restricted Stock"). If requested by the Company, each Optionee must agree, at the time of the purchase of any Restricted Stock, to execute an "investment letter" setting forth such investment intent in the form acceptable to the Company and must consent to any stock certificate issued to him thereunder bearing a restrictive legend setting forth the restrictions applicable to the further resale, transfer or other conveyance thereof without registration under the Securities Act of 1933, as amended, and under the applicable securities or blue sky laws of any other jurisdiction (together, the "Securities Laws"), or the availability of exemptions from registration thereunder and to the placing of transfer restrictions on the records of the transfer agent for such stock. No Restricted Stock may thereafter be resold, transferred or otherwise conveyed unless:

     (1) an opinion of the Optionee's counsel is received. in form and substance satisfactory to counsel for the Company, that registration under the Securities Laws is not required; or

     (2)  such Stock is registered under the applicable Securities Laws; or

     (3) A "no action" letter is received from the staff of the Securities and Exchange Commission and from the administrative agencies administering all other applicable securities or blue sky laws, based on an opinion of counsel for Optionee in form and substance reasonably satisfactory to counsel for the Company, advising that registration under the Securities Laws is not required.


     15.  AMENDMENT AND TERMINATION OF PLAN

     (a) The Board of Directors of the Company may, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares of Stock which may be issued under the Plan, except as provided under the provisions of paragraph 13; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

     (b) Subject to the provisions of paragraph 13, the Plan shall terminate ten
(10) years from the earlier of the adoption of the Plan by the Board of Directors or its approval by the shareholders.

     (c) Subject to the provisions of paragraph 13, no amendment, suspension or termination of this Plan shall, without the consent of each Optionee, alter or impair any rights or obligations under any Option granted to such Optionee under the Plan.


     16.  EFFECTIVE DATE OF PLAN

     The Plan shall become effective upon adoption by the Board of Directors of the Company and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders but after adoption by the Board of Directors, Options may be granted under the Plan subject to obtaining such approval.


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     17.  TERM OF PLAN

     No Option shall be granted under the Plan after ten (10) years from the earlier of the date of adoption of the Plan by the Board of Directors of the Company or the date of approval by the Company's shareholders.

         Adopted by the Board of Directors as of August 23, 1995, amended as of June 26, 1997, further amended as of October 7, 1998, further amended as of July 7, 1999 and further amended as of March 28, 2000.

THE SOURCE INFORMATION MANAGEMENT COMPANY


                                        By:
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                                            S. Leslie Flegel, Chairman of the
                                            Board and Chief Executive Officer


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